UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023

Eagle Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b): Retirement of Named Executive Officer

On January 4, 2023, Steven L. Wentzel, President of American Gypsum Company LLC (“American Gypsum”)—an indirect wholly-owned subsidiary of Eagle Materials Inc. (the “Company”)—notified the Company of his decision to retire from his position effective as of June 1, 2023. Mr. Wentzel, who is 62 years old, has served American Gypsum for 28 years, most recently as its President for the past three years.

As a part of the Company’s succession planning process, Eric M. Cribbs will become President of American Gypsum, effective as of Mr. Wentzel’s retirement on June 1, 2023. Mr. Cribbs is currently the Company’s Executive Vice President of Concrete & Aggregates, Advanced Cementitious Materials, Logistics, and Procurement & Materials – a role he has held since January 2021. Mr. Cribbs joined the Company in June 2015 and prior to his current position, most recently served as Vice President of Concrete and Aggregates, Safety, Logistics, and Procurement & Materials (January 2020 until January 2021) and Vice President of Concrete and Aggregates (November 2018 until January 2020). Prior to joining the Company, Mr. Cribbs was the US Northern Region Operations Manager for Halliburton. Mr. Cribbs holds a B.S. in Petroleum Engineering from the University of Alaska Fairbanks.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Matt Newby Matt Newby Executive Vice President, General Counsel and Secretary

Date: January 6, 2023